424B3
                                                                      333-104713

AXA Equitable Life Insurance Company

SUPPLEMENT DATED SEPTEMBER 15, 2005 TO THE MAY 1, 2005 PROSPECTUS FOR ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2005, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 17, 2005, subject to regulatory approval, we anticipate making available the following three new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

----------------------------------------------------------------------------------------------------------------
Portfolio Name               Portfolio Objective                        Adviser(s)
----------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II     Seeks long-term capital appreciation.      o Ariel Capital Management, LLC
----------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL   Seeks capital growth and current income.   o Evergreen Investment Management
 BOND                                                                     Company, LLC
----------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY   Seeks long-term growth of capital.         o Legg Mason Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


-------------------------------------------------------------------------------------------------------------------------------
                                                                                       Total
                                                                                       Annual      Fee Waivers
                                                                        Underlying    Expenses       and/or
                                                                        Portfolio     (Before        Expense         Net
                                    Management     12b-1      Other      Fees and     Expense      Reimburse-    Total Annual
 Portfolio Name                        Fees        Fees    Expenses*     Expenses    Limitation)     ments**       Expenses
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II             0.75%         0.25%     0.16%           N/A       1.16%         (0.01)%        1.15%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond      0.70%         0.25%     0.20%           N/A       1.15%            --          1.15%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity           0.65%         0.25%     0.16%           N/A       1.06%         (0.06)%        1.00%
-------------------------------------------------------------------------------------------------------------------------------

* Because the Portfolios have no operating history prior to the date of this Supplement, "Other Expenses" of each Portfolio are based on estimated amounts for the current fiscal period.

** The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-05-83 (8/05)                                                  Cat. No. 135383
Accum Plus 04/New/Biz
SAR                                                                       x01119

C.   EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.10 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options and guaranteed interest option are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

--------------------------------------------------------------------------------
                                    If you surrender your contract at the
                                      end of the applicable time period
--------------------------------------------------------------------------------
                                  1 yr        3 yrs        5 yrs        10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Ariel Appreciation II      $ 1,262.36   $ 2,116.66   $ 3,012.20   $ 5,096.70
--------------------------------------------------------------------------------
EQ/Evergreen International
  Bond                        $ 1,261.27   $ 2,113.48   $ 3,007.04   $ 5,087.26
--------------------------------------------------------------------------------
EQ/Legg Mason Value Equity    $ 1,251.45   $ 2,084.76   $ 2,960.52   $ 5,001.86
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                       If you annuitize at the end of the
                                              applicable time period
--------------------------------------------------------------------------------
                                  1 yr       3 yrs        5 yrs        10 yrs
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Ariel Appreciation II        $ 812.36   $ 1,766.66   $ 2,762.20   $ 5,446.70
--------------------------------------------------------------------------------
EQ/Evergreen International
  Bond                          $ 811.27   $ 1,763.48   $ 2,757.04   $ 5,437.26
--------------------------------------------------------------------------------
EQ/Legg Mason Value Equity      $ 801.45   $ 1,734.76   $ 2,710.52   $ 5,351.86
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   If you do not surrender your contract at
                                    the end of the applicable time period
--------------------------------------------------------------------------------
                                  1 yr       3 yrs        5 yrs        10 yrs
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Ariel Appreciation II        $ 462.36   $ 1,416.66   $ 2,412.20   $ 5,096.70
--------------------------------------------------------------------------------
EQ/Evergreen International
  Bond                          $ 461.27   $ 1,413.48   $ 2,407.04   $ 5,087.26
--------------------------------------------------------------------------------
EQ/Legg Mason Value Equity      $ 451.45   $ 1,384.76   $ 2,360.52   $ 5,001.86
--------------------------------------------------------------------------------

D.   PORTFOLIO/OPTION NAME CHANGES

On or about October 17, 2005, subject to regulatory approval, all references in the Prospectuses to the names of certain variable investment options are changed as indicated in the table below. Accordingly, all references to the respective corresponding Portfolios are also changed:

--------------------------------------------------------------------------------
 Current Name                           New Name
--------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth   AXA Premier VIP Mid Cap Growth
--------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value    AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value              EQ/FI Mid Cap Value
--------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond               EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities       EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------
EQ/Mergers and Acquisitions            EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------
EQ/Small Company Value                 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------

E. TEMPORARY LIBERALIZATION PERIOD FOR ALLOCATIONS TO THE GUARANTEED INTEREST OPTION ("GIO")

Please note the following information is to be read in conjunction with the section "Self-directed allocation" in "Allocating your contributions" under "Contract features and benefits":

Except in the state of New York, the limit on allocations to the Guaranteed Interest Option which had been temporarily changed from 25% to 100% has been extended through April 30, 2006.

At the end of this liberalization period, the 25% limit on GIO contributions will be re-imposed, but customers may leave existing GIO assets in the GIO. This liberalization applies to new contributions only. Transfers to the GIO continue to be restricted as before.

If your instructions to us indicate an allocation percentage to the GIO that is greater than 25%, we will continue to honor that allocation until the end of the liberalization period. However, after the end of the liberalization period it will become an invalid allocation and we will no longer be able to honor it. This could cause a delay in crediting your subsequent contributions to the contract. Therefore, before making any new contributions on or after May 1, 2006, you should review your allocation instructions and ensure that your GIO allocation is 25% or less before sending your additional contributions.


F. In "More information" under "Distribution of the contracts," the eighth paragraph is deleted in its entirety and replaced with the following:

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.



                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED SEPTEMBER 15, 2005 TO THE MAY 1, 2005 PROSPECTUS FOR ACCUMULATOR(R) ADVISOR(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2005, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 17, 2005, subject to regulatory approval, we anticipate making available the following three new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

---------------------------------------------------------------------------------------------------------------
 Portfolio Name               Portfolio Objective                        Adviser(s)
---------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II     Seeks long-term capital appreciation.      o Ariel Capital Management, LLC
---------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL   Seeks capital growth and current income.   o Evergreen Investment Management
 BOND                                                                   Company, LLC
---------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY   Seeks long-term growth of capital.         o Legg Mason Capital Management, Inc.
---------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


--------------------------------------------------------------------------------------------------------------------------------
                                                                                        Total
                                                                                        Annual      Fee Waivers
                                                                        Underlying     Expenses       and/or
                                                                        Portfolio      (Before       Expense          Net
                                    Management     12b-1     Other       Fees and      Expense      Reimburse-    Total Annual
 Portfolio Name                        Fees        Fees    Expenses*     Expenses     Limitation)     ments**       Expenses
--------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II              0.75%        0.25%     0.16%          N/A         1.16%         (0.01)%       1.15%
--------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond       0.70%        0.25%     0.20%          N/A         1.15%            --         1.15%
--------------------------------------------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity            0.65%        0.25%     0.16%          N/A         1.06%         (0.06)%       1.00%
--------------------------------------------------------------------------------------------------------------------------------

* Because the Portfolios have no operating history prior to the date of this Supplement, "Other Expenses" of each Portfolio are based on estimated amounts for the current fiscal period.

** The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-05-84 (8/05)
Accum Advisor 04/New Biz                                         Cat. No. 135376
SAR                                                                      x001120

C.   EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner would pay in the situations illustrated.

The fixed maturity options are not covered by the example. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


-------------------------------------------------------------------------------------
                                          If you surrender your contract at the
                                            end of the applicable time period
-------------------------------------------------------------------------------------
                                       1 yr        3 yrs        5 yrs       10 yrs
-------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------
EQ/Ariel Appreciation II            $ 174.30     $ 540.12     $ 930.15     $ 2,021.97
-------------------------------------------------------------------------------------
EQ/Evergreen International Bond     $ 173.25     $ 536.92     $ 924.74     $ 2,010.76
-------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity          $ 163.80     $ 508.11     $ 875.95     $ 1,909.39
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                           If you annuitize at the end of the
                                                 applicable time period
-------------------------------------------------------------------------------------
                                       1 yr        3 yrs        5 yrs       10 yrs
-------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------
EQ/Ariel Appreciation II            $ 174.30     $ 540.12     $ 930.15     $ 2,021.97
-------------------------------------------------------------------------------------
EQ/Evergreen International Bond     $ 173.25     $ 536.92     $ 924.74     $ 2,010.76
-------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity          $ 163.80     $ 508.11     $ 875.95     $ 1,909.39
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                   If you do not surrender your contract at
                                    the end of the applicable time period
-------------------------------------------------------------------------------------
                                       1 yr        3 yrs        5 yrs       10 yrs
-------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------
EQ/Ariel Appreciation II            $ 174.30     $ 540.12     $ 930.15     $ 2,021.97
-------------------------------------------------------------------------------------
EQ/Evergreen International Bond     $ 173.25     $ 536.92     $ 924.74     $ 2,010.76
-------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity          $ 163.80     $ 508.11     $ 875.95     $ 1,909.39
-------------------------------------------------------------------------------------

D.   PORTFOLIO/OPTION NAME CHANGES

On or about October 17, 2005, subject to regulatory approval, all references in the Prospectuses to the names of certain variable investment options are changed as indicated in the table below. Accordingly, all references to the respective corresponding Portfolios are also changed:


-------------------------------------------------------------------------
 Current Name                           New Name
-------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth   AXA Premier VIP Mid Cap Growth
-------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value    AXA Premier VIP Mid Cap Value
-------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value              EQ/FI Mid Cap Value
-------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond               EQ/JPMorgan Core Bond
-------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities       EQ/JPMorgan Value Opportunities
-------------------------------------------------------------------------
EQ/Mergers and Acquisitions            EQ/GAMCO Mergers and Acquisitions
-------------------------------------------------------------------------
EQ/Small Company Value                 EQ/GAMCO Small Company Value
-------------------------------------------------------------------------


E.   FOR STATE OF MARYLAND AND WASHINGTON CONTRACTOWNERS ONLY

In "Contract features and benefits" under "Fixed maturity options," the last sentence in the first paragraph is deleted in its entirety and replaced with the following sentence:

"Fixed maturity options are not available in Maryland and Washington."

F. In "More information" under "Distribution of the contracts," the sixth paragraph is deleted in its entirety and replaced with the following:

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.





                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 31, 2005 TO THE MAY 1, 2005 PROSPECTUSES FOR:

o Income Manager Accumulator(R)    o Accumulator(R)                 o Accumulator(R) Elite(SM)
o Income Manager(R) Rollover IRA   o Accumulator(R) Select(SM)      o Accumulator(R) Elite(SM) II
o Accumulator(R) (IRA, NQ, QP)     o Accumulator(R) Select(SM) II   o Accumulator(R) Advisor(SM)
o Accumulator(R) Plus(SM)          o Accumulator(R) Express(SM)

--------------------------------------------------------------------------------
This Supplement modifies certain information in the above-referenced Prospectuses and Supplements to Prospectuses and Statements of Additional Information, dated May 1, 2005, as previously supplemented (the
"Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 17, 2005, subject to regulatory approval, we anticipate making available the following three new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

-------------------------------------------------------------------------------------------------------------
 Portfolio Name               Portfolio Objective                        Adviser(s)
-------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II     Seeks long-term capital appreciation.      o Ariel Capital Management, LLC
-------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL   Seeks capital growth and current income.   o Evergreen Investment Management
 BOND                                                                     Company, LLC
-------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY   Seeks long-term growth of capital.         o Legg Mason Capital Management, Inc.
-------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets":


------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Total Annual
                                                                                          Expenses       Fee Waivers
                                                                         Underlying       (Before      and/or Expense     Net Total
                                  Management                Other      Portfolio Fees      Expense       Reimburse-         Annual
 Portfolio Name                      Fees     12b-1 Fees   Expenses*    and Expenses     Limitation)       ments**         Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II            0.75%       0.25%        0.16%          N/A             1.16%          (0.01)%           1.15%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond     0.70%       0.25%        0.20%          N/A             1.15%             --             1.15%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity          0.65%       0.25%        0.16%          N/A             1.06%          (0.06)%           1.00%
------------------------------------------------------------------------------------------------------------------------------------

* Because the Portfolios have no operating history prior to the date of this Supplement, "Other Expenses" of each Portfolio are based on estimated amounts for the last fiscal period.

** The amounts shown reflect any Fee Waivers and/or Expense Reimbursements that apply to each Portfolio. A "--" indicates that there is no expense limitation in effect, and "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. The Manager has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the Expense Limitation Agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


In-force supp                                                           x01121
SAR

C.   EXAMPLE.

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge used in the example is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of the example of $1.70 per $10,000. The tables take into account the maximum fees and charges applicable to all contracts to which this supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the charge if you elect a Variable Immediate Annuity payout option, the charge for any optional benefits and the withdrawal charge do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option. Some of the charges may not be applicable under your contract.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

--------------------------------------------------------------------------------------------
                                             If you surrender your contract at the
                                               end of the applicable time period
--------------------------------------------------------------------------------------------
                                     1 yr         3 yrs        5 yrs        10 yrs
--------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II          $ 1,163.30   $ 1,908.33   $ 2,178.48     $ 4,014.74
--------------------------------------------------------------------------------------------
EQ/Evergreen International Bond   $ 1,162.25   $ 1,905.25   $ 2,173.16     $ 4,005.38
--------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity        $ 1,152.80   $ 1,877.43   $ 2,125.19     $ 3,920.69
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                             If you annuitize at the end of the
                                                   applicable time period
--------------------------------------------------------------------------------------------
                                      1 yr        3 yrs       5 yrs          10 yrs
--------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II            $ 723.80   $ 1,489.18   $ 2,278.89     $ 4,364.74
--------------------------------------------------------------------------------------------
EQ/Evergreen International Bond     $ 722.75   $ 1,486.10   $ 2,273.87     $ 4,355.38
--------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity          $ 713.30   $ 1,458.33   $ 2,228.64     $ 4,270.69
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                           If you do not surrender your contract at
                                             the end of the applicable time period
--------------------------------------------------------------------------------------------
                                      1 yr        3 yrs        5 yrs        10 yrs
--------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II            $ 373.80   $ 1,139.18   $ 1,928.89     $ 4,014.74
--------------------------------------------------------------------------------------------
EQ/Evergreen International Bond     $ 372.75   $ 1,136.10   $ 1,923.87     $ 4,005.38
--------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity          $ 363.30   $ 1,108.33   $ 1,878.64     $ 3,920.69
--------------------------------------------------------------------------------------------

D.   PORTFOLIO/OPTION NAME CHANGES

On or about October 17, 2005, subject to regulatory approval, all references in the Prospectuses to the names of certain variable investment options are changed as indicated in the table below. Accordingly, all references to the respective corresponding Portfolios are also changed:

---------------------------------------------------------------------------
Current Fund Name                        New Fund Name
---------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth     AXA Premier VIP Mid Cap Growth
---------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value      AXA Premier VIP Mid Cap Value
---------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                EQ/FI Mid Cap Value
---------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                 EQ/JPMorgan Core Bond
---------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities         EQ/JPMorgan Value Opportunities
---------------------------------------------------------------------------
EQ/Mergers and Acquisitions              EQ/GAMCO Mergers and Acquisitions
---------------------------------------------------------------------------
EQ/Small Company Value                   EQ/GAMCO Small Company Value
---------------------------------------------------------------------------


E. FOR ACCUMULATOR(R) PLUS(SM) '04 SERIES CONTRACTOWNERS ONLY: TEMPORARY LIBERALIZATION PERIOD FOR ALLOCATIONS TO THE GUARANTEED INTEREST OPTION ("GIO")

Please note the following information is to be read in conjunction with the section "Self-directed allocation" in "Allocating your contributions" under "Contract features and benefits":

Except in the state of New York, the limit on allocations to the Guaranteed Interest Option which had been temporarily changed from 25% to 100% has been extended through April 30, 2006.

At the end of this liberalization period, the 25% limit on GIO contributions will be re-imposed, but customers may leave existing GIO assets in the GIO. This liberalization applies to new contributions only. Transfers to the GIO continue to be restricted as before.

If your instructions to us indicate an allocation percentage to the GIO that is greater than 25%, we will continue to honor that allocation until the end of the liberalization period. However, after the end of the liberalization period it will become an invalid allocation and we will no longer be able to honor it. This could cause a delay in crediting your subsequent contributions to the contract. Therefore, before making any new contributions on or after May 1, 2006, you should review your allocation instructions and ensure that your GIO allocation is 25% or less before sending your additional contributions.


F. FOR ACCUMULATOR(R) ADVISOR(SM) STATE OF MARYLAND AND WASHINGTON CONTRACTOWNERS ONLY

In "Contract features and benefits" under "Fixed maturity options," the last sentence in the first paragraph is deleted in its entirety and replaced with the following sentence:

"Fixed maturity options are not available in Maryland and Washington."


G. In Section "(12) Distribution of the contracts," the eighth paragraph is deleted in its entirety and replaced with the following:

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.










                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company
SUPPLEMENT DATED SEPTEMBER 15, 2005 TO THE MAY 1, 2005 PROSPECTUS FOR ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2005, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.  NEW VARIABLE INVESTMENT OPTIONS

On or about October 17, 2005, subject to regulatory approval, we anticipate making available the following three new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.


--------------------------------------------------------------------------------------------------------------
 Portfolio Name               Portfolio Objective                        Adviser(s)
--------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II     Seeks long-term capital appreciation.      o Ariel Capital Management, LLC
--------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL   Seeks capital growth and current income.   o Evergreen Investment Management
 BOND                                                                     Company, LLC
--------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY   Seeks long-term growth of capital.         o Legg Mason Capital Management, Inc.
--------------------------------------------------------------------------------------------------------------

B.  FEE TABLE

The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Total
                                                                                        Annual      Fee Waivers
                                                                        Underlying     Expenses       and/or
                                                                        Portfolio      (Before       Expense         Net
                                    Management     12b-1      Other      Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                        Fees        Fees    Expenses*     Expenses    Limitation)     ments**       Expenses
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II          0.75%         0.25%     0.16%           N/A       1.16%         (0.01)%       1.15%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond   0.70%         0.25%     0.20%           N/A       1.15%            --         1.15%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity        0.65%         0.25%     0.16%           N/A       1.06%         (0.06)%       1.00%
------------------------------------------------------------------------------------------------------------------------------------

* Because the Portfolios have no operating history prior to the date of this Supplement, "Other Expenses" of each Portfolio are based on estimated amounts for the current fiscal period.

** The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-05-82 (8/05)                                                Cat. No. 135379
Accum Select 04/New/Biz
SAR                                                                     x01133

C.  EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus(SM) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $0.70 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options, guaranteed interest option and 12 month dollar cost averaging program are not covered by the example. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


-----------------------------------------------------------------------------------------
                                            If you surrender your contract at the
                                              end of the applicable time period
-----------------------------------------------------------------------------------------
                                     1 yr         3 yrs          5 yrs          10 yrs
-----------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------
EQ/Ariel Appreciation II          $ 470.26     $ 1,437.87     $ 2,443.14     $ 5,134.42
-----------------------------------------------------------------------------------------
EQ/Evergreen International Bond   $ 469.21     $ 1,434.82     $ 2,438.23     $ 5,125.55
-----------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity        $ 459.76     $ 1,407.33     $ 2,393.92     $ 5,045.36
-----------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------


                                             If you annuitize at the end of the
                                                   applicable time period
------------------------------------------------------------------------------------------
                                     1 yr         3 yrs          5 yrs          10 yrs
------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II          $ 820.26     $ 1,787.87     $ 2,793.14     $ 5,484.42
EQ/Evergreen International Bond   $ 819.21     $ 1,784.82     $ 2,788.23     $ 5,475.55
EQ/Legg Mason Value Equity        $ 809.76     $ 1,757.33     $ 2,743.92     $ 5,395.36
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                            If you do not surrender your contract at the
                                                 end of the applicable time period
------------------------------------------------------------------------------------------
                                     1 yr         3 yrs          5 yrs          10 yrs
------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II          $ 470.26     $ 1,437.87     $ 2,443.14     $ 5,134.42
EQ/Evergreen International Bond   $ 469.21     $ 1,434.82     $ 2,438.23     $ 5,125.55
EQ/Legg Mason Value Equity        $ 459.76     $ 1,407.33     $ 2,393.92     $ 5,045.36
------------------------------------------------------------------------------------------

D.   PORTFOLIO/OPTION NAME CHANGES

On or about October 17, 2005, subject to regulatory approval, all references in the Prospectuses to the names of certain variable investment options are changed as indicated in the table below. Accordingly, all references to the respective corresponding Portfolios are also changed:

-------------------------------------------------------------------------
 Current Name                           New Name
-------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth   AXA Premier VIP Mid Cap Growth
-------------------------------------- ----------------------------------
AXA Premier VIP Small/Mid Cap Value    AXA Premier VIP Mid Cap Value
-------------------------------------- ----------------------------------
EQ/FI Small/Mid Cap Value              EQ/FI Mid Cap Value
-------------------------------------- ----------------------------------
EQ/J.P. Morgan Core Bond               EQ/JPMorgan Core Bond
-------------------------------------- ----------------------------------
EQ/JP Morgan Value Opportunities       EQ/JPMorgan Value Opportunities
-------------------------------------- ----------------------------------
EQ/Mergers and Acquisitions            EQ/GAMCO Mergers and Acquisitions
-------------------------------------- ----------------------------------
EQ/Small Company Value                 EQ/GAMCO Small Company Value
-------------------------------------- ----------------------------------

E. In "More information" under "Distribution of the contracts," the eighth paragraph is deleted in its entirety and replaced with the following:

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.



























                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED SEPTEMBER 15, 2005 TO THE MAY 1, 2005 PROSPECTUS FOR ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2005, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.

A. NEW VARIABLE INVESTMENT OPTIONS

On or about October 17, 2005, subject to regulatory approval, we anticipate making available the following three new variable investment options. These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.


-----------------------------------------------------------------------------------------------------------------------------------
Portfolio Name               Portfolio Objective                        Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II     Seeks long-term capital appreciation.      o Ariel Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL   Seeks capital growth and current income.   o Evergreen Investment Management
 BOND                                                                     Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY   Seeks long-term growth of capital.         o Legg Mason Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

B. FEE TABLE

The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Total
                                                                                     Annual      Fee Waivers
                                                                      Underlying    Expenses       and/or
                                                                      Portfolio     (Before       Expense        Net
                                  Management   12b-1      Other        Fees and     Expense      Reimburse-  Total Annual
Portfolio Name                      Fees        Fees    Expenses*      Expenses    Limitation)     ments**     Expenses
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II          0.75%         0.25%     0.16%           N/A       1.16%         (0.01)%       1.15%
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond   0.70%         0.25%     0.20%           N/A       1.15%            --         1.15%
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity        0.65%         0.25%     0.16%           N/A       1.06%         (0.06)%       1.00%
-----------------------------------------------------------------------------------------------------------------------------------

* Because the Portfolios have no operating history prior to the date of this Supplement, "Other Expenses" of each Portfolio are based on estimated amounts for the current fiscal period.

** The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-05-81 (8/05)
Accum Elite 04/New/Biz                                          Cat. No. 135377
SAR                                                                      x01135

C. EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.10 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


--------------------------------------------------------------------------------------------
                                          If you surrender your contract at the
                                            end of the applicable time period
--------------------------------------------------------------------------------------------
                                     1 yr          3 yrs          5 yrs          10 yrs
--------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II          $ 1,265.42     $ 2,023.79     $ 2,420.46     $ 5,093.46
--------------------------------------------------------------------------------------------
EQ/Evergreen International Bond   $ 1,264.37     $ 2,020.74     $ 2,415.54     $ 5,084.55
--------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity        $ 1,254.92     $ 1,993.22     $ 2,371.14     $ 5,003.97
--------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                           If you annuitize at the end of the
                                                 applicable time period
------------------------------------------------------------------------------------------
                                     1 yr         3 yrs          5 yrs          10 yrs
------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II          $ 815.42     $ 1,773.79     $ 2,770.46     $ 5,443.46
------------------------------------------------------------------------------------------
EQ/Evergreen International Bond   $ 814.37     $ 1,770.74     $ 2,765.54     $ 5,434.55
------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity        $ 804.92     $ 1,743.22     $ 2,721.14     $ 5,353.97
------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                           If you do not surrender your contract at
                                            the end of the applicable time period
-------------------------------------------------------------------------------------------
                                     1 yr         3 yrs             5 yrs          10 yrs
-------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II          $ 465.42     $ 1,423.79      $ 2,420.46     $ 5,093.46
-------------------------------------------------------------------------------------------
EQ/Evergreen International Bond   $ 464.37     $ 1,420.74      $ 2,415.54     $ 5,084.55
-------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity        $ 454.92     $ 1,393.22      $ 2,371.14     $ 5,003.97
-------------------------------------------------------------------------------------------

D. PORTFOLIO/OPTION NAME CHANGES

On or about October 17, 2005, subject to regulatory approval, all references in the Prospectuses to the names of certain variable investment options are changed as indicated in the table below. Accordingly, all references to the respective corresponding Portfolios are also changed:

--------------------------------------------------------------------------------
Current Name                           New Name
--------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth   AXA Premier VIP Mid Cap Growth
--------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value    AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value              EQ/FI Mid Cap Value
--------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond               EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities       EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------
EQ/Mergers and Acquisitions            EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------
EQ/Small Company Value                 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------

E. In "More information" under "Distribution of the contracts," the eighth paragraph is deleted in its entirety and replaced with the following:

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED SEPTEMBER 15, 2005 TO THE MAY 1, 2005 PROSPECTUS FOR ACCUMULATOR(R)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statement of Additional Information, dated May 1, 2005, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


A.   NEW VARIABLE INVESTMENT OPTIONS

On or about October 17, 2005, subject to regulatory approval, we anticipate making available the following three new variable investment options.
These options invest in corresponding portfolios of EQ Advisors Trust. AXA Equitable serves as the investment manager of EQ Advisors Trust.

----------------------------------------------------------------------------------------------------------------
 Portfolio Name               Portfolio Objective                        Adviser(s)
----------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II     Seeks long-term capital appreciation.      o Ariel Capital Management, LLC
----------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL   Seeks capital growth and current income.   o Evergreen Investment Management
 BOND                                                                     Company, LLC
----------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY   Seeks long-term growth of capital.         o Legg Mason Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------

B.   FEE TABLE

The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"


---------------------------------------------------------------------------------------------------------------------------------
                                                                                       Total
                                                                                       Annual     Fee Waivers
                                                                        Underlying     Expenses      and/or
                                                                        Portfolio      (Before       Expense         Net
                                    Management     12b-1     Other       Fees and      Expense      Reimburse-   Total Annual
 Portfolio Name                        Fees        Fees    Expenses*     Expenses    Limitation)     ments**       Expenses
---------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II              0.75%         0.25%     0.16%        N/A          1.16%         (0.01)%       1.15%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond       0.70%         0.25%     0.20%        N/A          1.15%            --         1.15%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity            0.65%         0.25%     0.16%        N/A          1.06%         (0.06)%       1.00%
---------------------------------------------------------------------------------------------------------------------------------

* Because the Portfolios have no operating history prior to the date of this Supplement, "Other Expenses" of each Portfolio are based on estimated amounts for the current fiscal period.

** The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a waiver fee reimbursement. The Manager has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements, the Manager has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements.


IM-05-80 (8/05)
Accum 04/New/Biz                                                 Cat. No. 135375
SAR                                                                       x01136

C.   EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purposes of this example of $1.70 per $10,000. Some of these features may not be available or may be different under your contract. The tables take into account the maximum fees and charges applicable to all contracts to which this Supplement applies, including any optional benefits charges, which may or may not be available under your contract.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


----------------------------------------------------------------------------------------------
                                             If you surrender your contract at the
                                               end of the applicable time period
----------------------------------------------------------------------------------------------
                                    1 yr          3 yrs          5 yrs          10 yrs
----------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II          $ 1,124.04     $ 1,902.89     $ 2,724.79     $ 4,735.15
----------------------------------------------------------------------------------------------
EQ/Evergreen International Bond   $ 1,122.99     $ 1,899.81     $ 2,719.79     $ 4,725.86
----------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity        $ 1,113.54     $ 1,872.06     $ 2,674.61     $ 4,641.84
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                             If you annuitize at the end of the
                                                   applicable time period
----------------------------------------------------------------------------------------------
                                      1 yr         3 yrs          5 yrs          10 yrs
----------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II            $ 774.04     $ 1,652.89     $ 2,574.79     $ 5,085.15
----------------------------------------------------------------------------------------------
EQ/Evergreen International Bond     $ 772.99     $ 1,649.81     $ 2,569.79     $ 5,075.86
----------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity          $ 763.54     $ 1,622.06     $ 2,524.61     $ 4,991.84
----------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------
                                          If you do not surrender your contract at
                                            the end of the applicable time period
----------------------------------------------------------------------------------------------
                                      1 yr         3 yrs           5 yrs          10 yrs
----------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II            $ 424.04     $ 1,302.89   $ 2,224.79     $ 4,735.15
----------------------------------------------------------------------------------------------
EQ/Evergreen International Bond     $ 422.99     $ 1,299.81   $ 2,219.79     $ 4,725.86
----------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity          $ 413.54     $ 1,272.06   $ 2,174.61     $ 4,641.84
----------------------------------------------------------------------------------------------

D.   PORTFOLIO/OPTION NAME CHANGES

On or about October 17, 2005, subject to regulatory approval, all references in the Prospectuses to the names of certain variable investment options are changed as indicated in the table below. Accordingly, all references to the respective corresponding Portfolios are also changed:


----------------------------------------------------------------------------
Current Name                              New Name
----------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth      AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value       AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                 EQ/FI Mid Cap Value
----------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                  EQ/JPMorgan Core Bond
----------------------------------------------------------------------------
EQ/JP Morgan Value Opportunities          EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------
EQ/Mergers and Acquisitions               EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------
EQ/Small Company Value                    EQ/GAMCO Small Company Value
----------------------------------------------------------------------------


E. In "More information" under "Distribution of the contracts," the eighth paragraph is deleted in its entirety and replaced with the following:

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.











                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

SUPPLEMENT DATED JULY 25, 2005

     .    AXA EQUITABLE VARIABLE ANNUITY PROSPECTUSES
     .    AXA EQUITABLE ACCUMULATOR LIFE PROSPECTUS
     .    MONY AMERICA VARIABLE ANNUITY PROSPECTUSES
     .    MONY AMERICA VARIABLE LIFE PROSPECTUSES
     .    EQ ADVISORS TRUST PROSPECTUS

This Supplement updates the current Prospectuses for Accumulator Life (a variable life insurance product) and certain variable annuity products issued by AXA Equitable Life Insurance Company ("AXA Equitable"), certain variable annuity and variable life insurance products issued by MONY Life Insurance Company of America ("MONY America"), and the Prospectus of EQ Advisors Trust ("Trust"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. You may obtain a copy of the Prospectuses, free of charge, by writing to AXA Equitable, or the Trust, at 1290 Avenue of the Americas, New York, New York 10104.

The purpose of this Supplement is to provide you with information regarding a change of investment sub-adviser ("Adviser") to the EQ/International Growth Portfolio.

                        EQ/International Growth Portfolio

Effective as of July 25, 2005, AXA Equitable, as the Investment Manager of the Trust and with the approval of the Trust's Board of Trustees, appointed MFS Investment Management ("MFS") to replace SSgA Funds Management, Inc. ("SSgA") as the Adviser to the EQ/International Growth Portfolio ("International Portfolio"). As a result of this change, the Trust's Prospectus dated May 1, 2005 with respect to the International Portfolio is revised as follows:

The first sentence of the first paragraph in the section of the Prospectus captioned "The Investment Strategy" with respect to the International Portfolio is replaced in its entirety by the following and the last sentence of the paragraph is deleted:

Under normal circumstances, the Portfolio intends to invest at least 80% of its net assets in the equity securities of foreign companies that the Adviser believes offer the potential for above-average earnings growth. The Portfolio generally diversifies its investments among issuers located in European, Australasian and Far East ("EAFE") markets whose securities offer the potential for above-average earnings growth.

The third paragraph in the section of the Prospectus captioned "The Investment Strategy" with respect to the International Portfolio is replaced in its entirety by the following:

MFS will provide investment management services, including stock selection, stock weighting and sector weighting, as well as all buy and sell directives with respect to the Portfolio. MFS' investment philosophy is that bottom-up, fundamental research is the most reliable method of identifying companies with above average, consistent earnings growth and cash flow. MFS will attempt to identify the stocks of companies that exhibit both accelerating earnings and the opportunity for multiple expansion, and is willing to pay higher multiples, but fair prices in its view, for the compounding of earnings that companies with above-average earnings growth provide. Sector and country weightings generally are the residual of MFS' bottom-up stock selection process, rather than the result of any top-down macroeconomic outlook.

The reference to "Value Investing Risk" that appears in the section of the Prospectus captioned "The Principal Risks" with respect to the International Portfolio is deleted and replaced with "Growth Investing Risk."

The information in the section of the Prospectus captioned "Who Manages The Portfolio" with respect to the International Portfolio is replaced in its entirety by the following:

MFS is located at 500 Boylston Street, Boston, Massachusetts 02116. MFS and its predecessor organizations have a history of money management dating from 1924. As of December 31, 2004, MFS had $146.2 billion in assets under management.

Barry Dargan is responsible for the day-to-day portfolio management for the Portfolio. Mr. Dargan is a Senior Vice President and Portfolio Manager at MFS. He joined MFS in 1996 as an Equity Research Analyst and has been a Portfolio Manager since 2001. His previous experience includes four years as an Executive Director/Head of Global Technology Investment Research for SBC Warburg in Tokyo; four years as Head of Research/Investment Analyst for James Capel in Tokyo; four years as an Investment Analyst for UBS Phillips & Drew in London; and three years as a Chartered Accountant/Auditor for Arthur Anderson & Co. in London.

                                *   *   *   *   *